UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2016

CNL Healthcare Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 22, 2016, CNL Healthcare Properties, Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”) at its principal offices in Orlando, Florida. Of the 176,294,738 shares of the Company’s common stock that were issued and outstanding as of the record date and entitled to vote at the Annual Meeting, a total of 138,819,890 shares (78.74%) were present in person or represented by proxy at the Annual Meeting, constituting a quorum for the transaction of business.

At the Annual Meeting, the stockholders (i) elected all five (5) of the nominees, as listed below, to serve on the board of directors of the Company until the 2017 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified and (ii) ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016.

Under the Company’s Second Articles of Amendment and Restatement (the “Charter”) and bylaws, the vote necessary for the election of directors and the ratification of PricewaterhouseCoopers LLP is a majority of the votes cast at the meeting at which a quorum is present. Broker non-votes are not counted as votes cast, and accordingly, for the election of directors, broker non-votes had no effect on the results of the election. With respect to the vote on the proposal to ratify PricewaterhouseCoopers LLP, abstentions are not counted as votes cast, and accordingly, had no effect on the results of the vote to ratify PricewaterhouseCoopers LLP.

The voting results, as certified in the Final Report of the Inspectors of Election, are as follows:

I.	The vote to elect five directors of the Company, for a term expiring at the 2017 Annual Meeting of Stockholders and until his successor is duly elected and qualified, was:

Director Nominees:	For	Withheld	Broker Non-Votes
Thomas K. Sittema	94,935,484	3,115,672	40,768,734
Stephen H. Mauldin	94,993,546	3,057,619	40,768,734
J. Chandler Martin	94,924,361	3,126,795	40,768,734
Michael P. Haggerty	94,984,470	3,066,686	40,768,734
J. Douglas Holladay	94,913,290	3,137,866	40,768,734

II.	The vote on the ratification of PricewaterhouseCoopers LLP, as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016, was:

For	Against	Abstain
134,998,602	1,295,466	2,515,821

With respect to the proposals to amend and restate the Company’s Charter to (i) remove certain provisions regarding stockholder voting and access to records; (ii) remove provisions regarding roll-ups; (iii) remove certain restrictions on exculpation and indemnification of, and advancement of expenses to, directors and officers of the Company (and replace them with provisions of applicable Maryland law); and (iv) clarify that holders of common stock of the Company will not have the rights of objecting stockholders under Title 3, Subtitle 2 of the Maryland General Corporations Law (“MGCL”) and remove the prohibition on electing to be subject to Title 3, Subtitle 8 of the MGCL, the proposals received a favorable vote at the Annual Meeting from stockholders voting on the proposals but did not receive the votes required for approval under the Company’s Charter, which is the affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting. In order to allow for additional voting, in accordance with the Company’s Charter and the MGCL the Board of Directors resolved, in its discretion, to adjourn the meeting with respect to those proposals only until Thursday, July 21, 2016, 9:00 a.m. Eastern time. All other details regarding the reconvened meeting remain the same as the Annual Meeting and are set forth in the definitive proxy statement for the Annual Meeting filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 18, 2016.

Voting has been closed on the election of directors and the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016. The Company will include the results of the votes taken on the proposals to amend and restate the Company’s charter at the reconvened meeting in an amendment to this Current Report on Form 8-K or in a new Current Report on Form 8-K to be filed with the SEC within four business days after the vote on the proposals has concluded.

No other business was transacted at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2016		CNL HEALTHCARE PROPERTIES, INC.
a Maryland corporation

	By:	/s/ Stephen H. Mauldin
Stephen H. Mauldin
Chief Executive Officer and President